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                                                                     EXHIBIT 3.9

                                AMENDMENT NO. 2
                                       TO
             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                     OF AMERICAN REAL ESTATE HOLDINGS, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

    Amendment No. 2 (the, 'Amendment') dated June 14, 2002 to the Amended and Restated Agreement of Limited Partnership (the 'Partnership Agreement') of American Real Estate Holdings, L.P. (the 'Partnership'), dated as of August 16, 1996, by and among American Property Investors, Inc., a Delaware corporation, as general partner (the 'General Partner'), American Real Estate Partners, L.P., as limited partner ('AREP') and all other persons and entities who are or shall in the future become limited partners (the 'Limited Partners') of the Partnership. Except as otherwise indicated, all capitalized terms used herein have the meaning ascribed to such terms in the Partnership Agreement.

                                    WITNESSETH:

    WHEREAS, the Partnership desires to amend the Partnership Agreement to include the applicability of the New Jersey Casino Control Act;

    NOW, THEREFORE, the parties hereby agree as follows:

    1. The Partnership Agreement is hereby amended to add the following
Section 16.16;

        '14.15. New Jersey Casino Control Act

           a. This Agreement will be deemed to include all provisions required by the New Jersey Casino Control Act and the regulations thereunder and to the extent that anything contained in this Agreement is inconsistent with the Casino Control Act, the provisions of the Casino Control Act shall govern. All provisions of the Casino Control Act, to the extent required by law, to be included in this Agreement, or incorporated herein by references are fully restated in this Agreement.

           b. If the continued holding of a Partnership Interest by any Partner will disqualify the Partnership to continue as the owner and operator of a casino license in the State of New Jersey under the provisions of the Casino Control Act, such Partner shall enter into such escrow, trust of similar arrangement as may be required by the New Jersey Commission under the circumstances. It is the intent of this Section to set forth procedures to permit the Partnership to continue, on an uninterrupted basis, as the owner and operator of a casino license under the provisions of the Casino Control Act.

           c. (i) All transfer (as defined by the Casino Control Act) of securities (as defined by the Casino Control Act) or other interest in the Partnership shall be subject to the right of prior approval by the Commission; and (ii) the Partnership shall have the absolute right to repurchase at the market price or purchase price, which ever is the lesser, any security, share or other interest in the Partnership in the event that the Commission disapproves a transfer in accordance with the provisions of the Casino Control Act.'

        2. Except as expressly amended hereby, all other provisions of the Partnership Agreement shall continue in full force and effect.

        3. This Amendment shall become effective as of the date hereof upon its execution by all parties hereto.
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    IN WITNESS WHEREOF, the undersigned have evidenced their adoption and ratification of the foregoing Amendment to the Partnership Agreement and have duly executed this Amendment or have caused this Amendment to be duly executed on their behalf, as of the 14th day of June, 2002.

                                          General Partner
                                          AMERICAN PROPERTY INVESTORS INC.

                                          By:       /s/ JOHN P. SALDARELLI
                                              ..................................
                                             Name: John P. Saldarelli
                                             Title:  Vice President

                                          Limited Partners
                                          AMERICAN REAL ESTATE PARTNERS, L.P.

                                          By: AMERICAN PROPERTY INVESTORS, INC.,
                                              General Partner

                                          By:       /s/ JOHN P. SALDARELLI
                                              ..................................
                                             Name: John P. Saldarelli
                                             Title:  Vice President

  [Signature Page to Amendment No. 2 of the Amended and Restated Agreement of
          Limited Partnership of American Real Estate Holdings, L.P.]

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